                 As filed with the Securities and Exchange Commission
                                  on March 31, 1999
                                                    Registration No. 33-89154
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 1

                                          to

                                       FORM S-8


                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933


                            CENTENNIAL TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)


                DELAWARE                                     04-2978400
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification Number)


 7 LOPEZ ROAD, WILMINGTON, MASSACHUSETTS                        01887
 (Address of Principal Executive Offices)                     (Zip Code)


                                1994 STOCK OPTION PLAN
                            1994 FORMULA STOCK OPTION PLAN
                              (Full title of the plans)


                                    DONALD R. PECK
                       SECRETARY, TREASURER AND GENERAL COUNSEL
                            CENTENNIAL TECHNOLOGIES, INC.
                                     7 LOPEZ ROAD
                           WILMINGTON, MASSACHUSETTS  01887

                       (Name and address of agent for service)


                                    (978) 988-8848
            (Telephone number, including area code, of agent for service)

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Pursuant to a registration statement (the "1995 Registration Statement") on Form
S-8 (File No. 33-89154), filed on February 3, 1995, the Registrant registered under the Securities Act of 1933, as amended (the "Securities Act"), 1,005,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company (giving effect to stock splits effected in the form of stock dividends subsequent to the filing of the 1995 Registration Statement). The 1995 Registration Statement covered shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan and 1994 Formula Stock Option Plan (the "1994 Plans"). The Company has determined that the 1995 Registration Statement is no longer current and is hereby terminated. An aggregate of 149,600 shares of Common Stock covered by the 1995 Registration Statement have not previously been issued.

This Post-Effective Amendment No. 1 to the 1995 Registration Statement is being filed for the purpose of transferring the 149,600 unused shares to a new registration statement (the "1999 Registration Statement") on Form S-8 registering 230,300 shares of Common Stock issuable pursuant to stock-based awards to be granted under the Company's 1994 Formula Stock Option Plan and to include such 149,600 shares in the 230,300 shares registered under the 1999 Registration Statement.

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                                      SIGNATURE


Pursuant to rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Wilmington, Massachusetts on this 31st day of March, 1999.

                              CENTENNIAL TECHNOLOGIES, INC.



                              By:  /s/ L. Michael Hone
                                   --------------------------------------------
                                   L. Michael Hone
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 Signature                       Title                       Date
-----------                      -----                       -----


 /s/ L. Michael Hone             President, Chief Executive  March 31, 1999
---------------------------      Officer and Director
 L. Michael Hone                 (Principal Executive
                                 Officer)

 /s/ William J. Shea             Chairman of the Board       March 31, 1999
---------------------------
 William J. Shea

 /s/ Donald R. Peck              Secretary, Treasurer and    March 31, 1999
---------------------------      General Counsel (Principal
 Donald R. Peck                  Financial and Accounting
                                 Officer)


 /s/ Steven M. DePerrior         Director                    March 31, 1999
---------------------------
 Steven M. DePerrior

 /s/ Jay M. Eastman              Director                    March 31, 1999
---------------------------
 Jay M. Eastman

 /s/ David A. Lovenheim          Director                    March 31, 1999
----------------------------
 David A. Lovenheim

 /s/ John J. Shields             Director                    March 31, 1999
----------------------------
 John J. Shields

/s/ Eugene M. Bullis             Director                    March 31, 1999
----------------------------
    Eugene M. Bullis